Exhibit 99.1

Pieris Pharmaceuticals Announces Pricing of its Public Offering

BOSTON, MA — (Marketwired) – 02/14/18 – Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin technology platform for cancer, respiratory and other diseases, announced today the pricing of its previously announced underwritten public offering of 5,500,000 shares of its common stock at a public offering price of $8.00 per share. The gross proceeds from the offering, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by Pieris, are expected to be $44.0 million. In addition, Pieris has granted the underwriters a 30-day option to purchase up to 825,000 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on or about February 16, 2018, subject to customary closing conditions.

Jefferies, Cowen and Evercore ISI are acting as joint book-running managers for the offering.

Pieris intends to use the proceeds from this offering for working capital and general corporate purposes, which include advancing the development of Pieris’ drug candidates, including the advancement of PRS-343 through its Phase 1 dose-escalation trial, initiating PRS-343 expansion cohorts and combination studies, accelerating and expanding the Company’s pre-clinical pipeline in its key therapeutic areas of immuno-oncology and respiratory diseases, and expanding the Company’s discovery operations.

The offering may be made only by means of a prospectus supplement and accompanying prospectus forming part of a shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (the SEC) on August 3, 2016. The preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering were filed with the SEC on February 13, 2018. The final prospectus supplement and the accompanying prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov, copies of which may be obtained, when available, from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor New York, New York, 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by telephone at (631) 274-2806; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, or by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pieris Pharmaceuticals

Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes immuno-oncology multi-specifics tailored for the tumor microenvironment, an inhaled Anticalin protein to treat uncontrolled asthma and a half-life-optimized Anticalin protein to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the closing and use of proceeds for our proposed offering; references to novel technologies and methods; our business and product development plans; the timing and progress of our clinical trials; our liquidity and ability to fund our future operations; our ability to achieve certain milestones and receive future milestone or royalty payments; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s Quarterly Reports on Form 10-Q.

Contacts at Pieris:

Company Contact:	Investor Relations Contact:
Allan Reine	The Trout Group
SVP & Chief Financial Officer	Thomas Hoffmann
+1-857-444-4276	+1-646-378-2931
reine@pieris.com	thoffmann@troutgroup.com

Media Inquiries:
Trophic Communications
Gretchen Schweitzer
+49 89 238 87730 schweitzer@trophic.eu

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